UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
——————
FORM 8-K
——————
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
——————
Date of report (Date of earliest event reported): October 9, 2024

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
——————

Nevada
(State or Other Jurisdiction of Incorporation)

001-33245			04-3850065
(Commission File Number)			(I.R.S. Employer Identification No.)

5340 Kietzke Lane, Suite 202
	Reno,	Nevada
(Address of Principal Executive Offices)

89511
(Zip Code)
Registrant’s telephone number including area code: (888) 682-6671

2340 Corporate Circle, Suite 200
Henderson,	Nevada
89074
(Former Name or Address, if Changed Since Last Report)
——————
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EIG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the previously announced transition of the role of Chief Financial Officer of Employers Holdings, Inc. (“EHI”), on October 9, 2024, EHI announced that Michael A. Pedraja will be appointed as Executive Vice President, Finance and Chief Financial Officer (Designate) on or about February 3, 2025, and will then serve as Executive Vice President, Finance and Chief Financial Officer starting on or about March 31, 2025, succeeding Mr. Michael S. Paquette in such role.
Mr. Pedraja, age 56, has served as Group Chief Financial Officer for Ariel Re Services, a global reinsurance underwriter and service provider, since May 2021. From April 2019 to April 2021, Mr. Pedraja served as Senior Vice President and Treasurer of The Allstate Corporation (NYSE:ALL). Prior to joining The Allstate Corporation, Mr. Pedraja worked as an investment banker for over 20 years focusing on the insurance industry at Aon Securities, Barclays and Credit Suisse. Mr. Pedraja earned his B.S. in Commerce from DePaul University.
Under the terms of Mr. Pedraja’s offer of employment, dated October 7, 2024 (the “Offer Letter”), Mr. Pedraja is entitled to receive an annual base salary of $535,000. In addition, beginning in 2025, he will be eligible to participate in EHI’s annual bonus program and long-term incentive program. For 2025, Mr. Pedraja’s annual bonus target will be 70% of his base salary and the target value of his long-term incentive award will be $600,000 (with the grant to be delivered in the same form of awards as the annual grants to EHI’s other Executive Vice Presidents). As an inducement to join EHI, Mr. Pedraja will receive a sign-on bonus of $525,000, subject to repayment in the event of certain terminations of employment prior to the one-year anniversary of his start date, and, in consideration of equity awards he will forfeit by leaving his former employer, a performance share unit (“PSU”) award with a target grant value of $1,200,000, which will be granted on the same grant date as his 2025 long-term incentive program awards, with the same vesting conditions and terms as the 2025 PSU awards.
Mr. Pedraja does not have a family relationship with any of the directors or executive officers of EHI.
Mr. Pedraja is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The foregoing description of the Offer Letter does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Section 7 – Regulation FD
Item 7.01.    Regulation FD Disclosure.
On October 9, 2024, EHI issued a press release regarding the appointment of Mr. Pedraja.
The information in the preceding paragraph, as well as Exhibit 99.1 hereto, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer of Employment dated October 7, 2024 from Employers Holdings, Inc. to Michael A. Pedraja
99.1	Employers Holdings, Inc. press release, dated October 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	October 9, 2024	/s/ Michael S. Paquette
Michael S. Paquette
Executive Vice President,
Chief Financial Officer